Exhibit 99.1

Report of Independent Auditors

Board of Directors
Shareholder of Granby Holdings, Inc., Pine Tree Holdings, Inc., and War Holdings, Inc.

We have audited the accompanying combined balance sheets of Granby Holdings, Inc. (and subsidiary), Pine Tree Holdings, Inc. (and subsidiaries), and War Holdings, Inc. (and subsidiary)  as of December 31, 2007, 2006, and 2005, and the related combined  statements of operations, changes in stockholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Granby Holdings, Inc. (and subsidiary), Pine Tree Holdings, Inc. (and subsidiaries), and War Holdings, Inc. (and subsidiary) as of December 31, 2007, 2006, and 2005, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Berry, Dunn, McNeil & Parker

Portland, Maine
October 28, 2008

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Combined Balance Sheets

December 31, 2007, 2006 and 2005

ASSETS

(in thousands)

	2007	2006	2005
Current assets
Cash and cash equivalents	$11	$197	$-
Accounts receivable, net of allowance for doubtful	4,570	4,681	4,002
accounts of $499, $196, and $198 in 2007, 2006, and 2005,
respectively
Materials and supplies	235	190	233
Prepaid expenses and other current assets	154	265	296

Total current assets	4,970	5,333	4,531

Property, plant and equipment, net	23,535	24,057	24,504
Deferred financing costs, net	1,571	1,858	1,765
Other intangible assets, net	10,099	11,664	13,229
Covenants not-to-compete, net	6	11	16
Goodwill	42,718	42,718	42,718
Other assets	774	1,071	585

Total assets	$83,673	$86,712	$87,348

(Continued next page)

The accompanying notes are an integral part of these financial statements.

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Combined Balance Sheets

December 31, 2007, 2006 and 2005

LIABILITIES AND STOCKHOLDER'S EQUITY

(in thousands, except per share data)

	2007	2006	2005
Current liabilities
Current portion of long-term debt	$2,200	$1,304	$1,088
Current portion of capital leases	-	129	347
Accounts payable	1,333	969	773
Accrued expenses and other current liabilities	2,562	3,589	3,018

Total current liabilities	6,095	5,991	5,226

Long-term debt, net of current portion	64,247	70,852	67,468
Capital leases, net of current portion	-	40	169
Deferred income taxes, net	2,484	2,830	2,126
Other liabilities	1,377	292	606

Total liabilities	74,203	80,005	75,595

Commitments and contingencies (Notes 7, 8 and 16)
Stockholder's equity
Granby Holdings, Inc. Common stock, $.01 par value - 1,000 shares
authorized, 100 issued and outstanding	-	-	-
Pine Tree Holdings, Inc. Common stock, $.01 par value - 4,000
shares authorized, 200 issued and outstanding	-	-	-
W ar Holdings, Inc. Common stock, $.01 par value - 1,000 shares
authorized, 100 issued and outstanding	-	-	-

Capital contributions from Parent	15,305	11,305	11,305
Retained earnings (deficit)	23	600	(1,913)
	15,328	11,905	9,392

Amounts due to (from) affiliates	(5,858)	(5,198)	2,361

Total stockholder's equity	9,470	6,707	11,753

Total liabilities and stockholder's equity	$83,673	$86,712	$87,348

The accompanying notes are an integral part of these financial statements.

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Combined Statements Of Operations

Years Ended December 31, 2007, 2006 and 2005

(in thousands)

	2007	2006	2005
Operating revenues
Local service	$14,449	$14,663	$12,646
Access service	10,575	11,028	11,379
Toll	2,849	2,873	2,972
Online services	2,437	2,279	2,658
Other	1,049	346	27

Total operating revenues	31,359	31,189	29,682

Operating expenses
Cost of access and goods sold	5,795	4,859	4,476
Plant operations	4,466	4,671	4,668
Depreciation and amortization	5,581	5,345	5,138
Customer operations	1,993	1,740	1,801
Corporate operations	1,598	1,307	1,786
Marketing and sales	853	704	825
General and administrative	2,961	2,812	2,969
Other	-	-	67
Total operating expenses	23,247	21,438	21,730

Income from operations	8,112	9,751	7,952

Interest expense	(8,947)	(6,654)	(4,861)
Interest and dividend income	89	119	288
Other income (expense), net	-	38	(75)
Loss on extinguishment of debt	-	-	(650)

Income (loss) from operations before income taxes	(746)	3,254	2,654

Income tax provision (benefit)	(169)	741	(1,850)

Net income (loss)	$(577)	$2,513	$4,504

The accompanying notes are an integral part of these financial statements.

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Combined Statements Of Changes In Stockholder's Equity

Years Ended December 31, 2007, 2006 and 2005

(in thousands, except per share data)

			Amounts	Contributions to /	Retained	Total
	Common Stock		Due (from)/to	Distributions	Earnings	Stockholder's
	Shares	Amount	Affiliates	from Parent	(Deficit)	Equity
Balances, December 31, 2004	400	$-	$5,507	$36,305	$(6,417)	$35,395

Net income					4,504	4,504

Net advances to affiliates			(3,146)			(3,146)

Capital distribution to Parent				(25,000)		(25,000)

Balances, December 31, 2005	400	-	2,361	11,305	(1,913)	11,753

Net income					2,513	2,513

Net advances to affiliates			(7,559)			(7,559)

Balances, December 31, 2006	400	-	(5,198)	11,305	600	6,707

Net loss					(577)	(577)

Net advances to affiliates			(660)			(660)

Capital contribution from Parent				4,000		4,000

Balances, December 31, 2007	400	$-	$(5,858)	$15,305	$23	$9,470

The accompanying notes are an integral part of these financial statements.

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

 Combined Statements Of Cash Flows

Years Ended December 31, 2007, 2006 and 2005

(in thousands)

	2007	2006	2005
Cash flows from operating activities
Net income (loss)	$(577)	$2,513	$4,504
Adjustments to reconcile net income to net cash and cash
equivalents provided by operating activities
Depreciation and amortization	5,581	5,345	5,138
Amortization of deferred financing costs	287	253	806
Allowance for doubtful accounts	(303)	3	(70)
Deferred income taxes	(346)	704	(1,854)
Noncash patronage dividends	(89)	(95)	(126)
Changes in value of interest rate swap	1,745	(476)	85

Decrease (increase) in
Accounts receivable	414	(682)	(73)
Materials and supplies	(45)	43	54
Prepaid expenses and other current assets	111	31	665
Other assets	(5)	-	-
Increase (decrease) in
Accounts payable	364	196	(52)
Accrued expenses and other current liabilities	(1,027)	571	(178)
Other liabilities	(269)	(229)	(244)

Net cash provided by operating activities	$5,841	$8,177	$8,655

(Continued next page)

The accompanying notes are an integral part of these financial statements.

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Combined Statements Of Cash Flows (Concluded)

Years Ended December 31, 2007, 2006 and 2005

(in thousands)

	2007	2006	2005
Cash flows from investing activities
Capital expenditures	$(3,489)	$(3,328)	$(2,969)
Decrease in restricted cash	-	-	573

Net cash used by investing activities	(3,489)	(3,328)	(2,396)

Cash flows from financing activities
Proceeds from long-term debt	-	5,750	69,100
Principal payments on long-term debt	(5,709)	(2,150)	(47,239)
Payments on capital leases	(169)	(347)	(434)
Dividend to parent	-	-	(25,000)
Contributed capital from parent	4,000	-	-
Advances to affiliates	(660)	(7,559)	(3,146)
Deferred financing costs paid	-	(346)	(1,872)

Net cash used by financing activities	(2,538)	(4,652)	(8,591)

Net increase (decrease) in cash and cash equivalents	(186)	197	(2,332)

Cash and cash equivalents, beginning of year	197	-	2,332

Cash and cash equivalents, end of year	$11	$197	$-

The accompanying notes are an integral part of these financial statements.

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)
Notes to Combined Financial Statements

December 31, 2007, 2006 and 2005

(in thousands)

1.       Nature of Business

Country Road Communications, Inc. (the "Predecessor Parent") was incorporated on October 27, 1999 to acquire local exchange carriers and provide advanced telecommunications services to fast growing markets throughout the U.S. On July 30, 2002, Country Road Communications, Inc. was merged into Country Road Communications, LLC. Country Road Communications, LLC (the "Parent") was organized on July 3, 2002.

As of July 30, 2002, the Predecessor Parent was liquidated and its assets were merged into, and its subsidiaries were made subsidiaries of, Country Road Communications, LLC, (the "LLC Merger Transaction"). In addition, a new subsidiary, Country Road Management, Inc., ("Mgmt") was formed to provide executive management and related services to all of the subsidiaries of the Parent.  These two companies are the only current affiliates of the Companies as defined below.

The Combined Financial Statements ("CFS") include the accounts of the Parent company's wholly-owned subsidiaries, Granby Holdings, Inc. ("GH"), Pine Tree Holdings, Inc. ("PTH"), and War Holdings, Inc. ("WH"), collectively the "Companies".

GH was incorporated in January 2004.  On April 15, 2004, GH acquired The Granby Telephone and Telegraph Company of Massachusetts ("Granby"), a local telecommunications exchange carrier based in Massachusetts.  Granby is subject to regulation by the Massachusetts Department of Telecommunications and Cable, and the Federal Communications Commission (the "FCC").

On January 19, 2000, the Predecessor Parent acquired The Pine Tree Telephone & Telegraph Company ("Pine Tree"), a local telecommunications exchange carrier based in Maine. PTH was incorporated in June 2000.  As a result of a reorganization, the Predecessor Parent transferred certain interests to wholly-owned holding companies. Pine Tree became a wholly-owned subsidiary of PTH on December 31, 2000. On October 2, 2001, PTH acquired the assets of Saco River Telegraph & Telephone Company ("Saco River"), and its affiliate Communications Design Acquisition Corporation ("CDI"), an unregulated long distance network and Internet service provider based in Maine.  CRC Communications, Inc. (“CRC”) was a wholly owned subsidiary of the Parent.  CRC was incorporated in February, 2000 to compete with local exchange carriers to provide advanced telecommunications services to fast growing markets throughout the U.S.  The Company had two wholly-owned subsidiaries, CRC Communications of Maine, Inc., and CRC Communications of California, Inc. CRC Communications of California, Inc. discontinued its operations during 2001, and was legally dissolved in 2005. During 2005 CRC was merged into PTH, together with its remaining operating subsidiary CRC Communications of Maine, Inc. ("CRC Maine")  in order to create operating and other efficiencies.  During 2006 CRC was dissolved leaving CRC Maine as a wholly-owned subsidiary of PTH.

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Notes to Combined Financial Statements

December 31, 2007, 2006 and 2005

(in thousands)

WH was incorporated on March 6, 2000.  On January 19, 2000 War Acquisition Corp. D/B/A War Telephone Company ("War") entered into an agreement to acquire the business and assets of Bridges Telecommunications, Inc. D/B/A War Telecommunications, Inc., a rural local exchange carrier in War, West Virginia.  The transaction closed on May 8, 2000.

Basis of Presentation
The accompanying combined financial statements have been prepared in contemplation of the sale of the Companies as described in Note 16 and include the historical basis of assets and liabilities and historical results of operations of the Companies.

2.	Summary of Significant Accounting Policies

Principles of Combination
The CFS include the accounts of the Companies, which are wholly-owned subsidiaries of the Parent.  All material intercompany transactions and balances have been eliminated.  Intercompany transactions shown in the CFS are balances carried with the Parent or its affiliate subsidiary.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Companies' most significant estimates are the valuation and amortization of intangible assets, the estimated useful lives of its plant and equipment, and income taxes. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Companies consider all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. The Companies maintain their cash in bank deposit accounts which, at times, may exceed federally insured limits. The Companies have not experienced any losses in such accounts. The Companies believe they are not exposed to any significant risk with respect to these accounts.

Accounts Receivable
Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on historical experience and its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Notes to Combined Financial Statements

December 31, 2007, 2006 and 2005

(in thousands)

Fair Value of Financial Instruments
The carrying amounts of the Companies' cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other current assets and liabilities approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Companies for loans with similar terms, the carrying value of long-term debt and capital leases approximates fair value.

Materials and Supplies
Materials and supplies are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Property, Plant and Equipment, net
Property, plant and equipment are recorded at cost. Depreciation of plant and equipment is computed on the straight-line method over the average useful lives of the assets as follows:

Buildings	15 - 30 years
Central office equipment	12 years
Outside communications plant	20 years
Computer and office equipment	5 - 7 years
Furniture, vehicles and other	4 - 10 years

Leasehold improvements are amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the related asset. Repairs and maintenance costs are expensed as incurred.

Revenue Recognition
The Companies' revenues consists primarily of local phone service charges, access charges billed to other carriers for utilizing the Companies' networks, long distance toll calling services, and billing and collection services.

Local service and access service revenues are recognized over the period that the corresponding services are rendered to the customers and the amounts are determined to be collectible. Toll revenue is recognized monthly as services are provided. Revenues from online services, which include digital subscriber line and dial-up, are recorded when services are rendered.

A significant portion of the Companies' access revenues are recorded based on distributions from the interstate access pool administered by the National Exchange Carrier Association ("NECA"), of which the Companies are members. NECA files interstate access charge tariffs with the Federal Communications Commission and accumulates and distributes pooled revenues to its members. The Company records the effect of NECA settlements, including retroactive adjustments, if applicable, upon notification of such settlements from NECA. The access revenue distributions for certain subsidiaries are determined based on an interstate pooling method known as "cost company" and are based on estimates of the respective telephone plant investment, operating expenses, and allowable rates of return on investments allocable to those services. The access revenue distributions for certain other subsidiaries are determined on a method known as "average schedule" and are based on formulas calculated by NECA.

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Notes to Combined Financial Statements

December 31, 2007, 2006 and 2005

(in thousands)

Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of
The Companies review the recoverability of their long-lived assets on a periodic basis in order to identify business conditions which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Companies' ability to recover the carrying value of its long-lived assets from expected future undiscounted cash flows. If the total expected future undiscounted cash flows is less than the carrying amount of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets.

Goodwill and Other Intangible Assets
Goodwill represents the excess of the acquisition cost over the fair value of the identifiable net assets acquired. Goodwill is tested for impairment at least annually. Intangible assets that have finite useful lives are amortized on a straight-line basis over their estimated useful lives. These consist of customer bases, trade names, developed software and covenants not-to-compete. The customer bases are amortized over a period of ten to fifteen years, trade names are amortized over thirty-five years, and developed software is amortized over four years. The covenants not-to-compete are amortized over one, five and seven years, the terms of the original agreements.

Investments
The Companies have patronage capital certificates received from CoBank as part of their financing agreements (see Note 6). These certificates are recorded at their present value and are accreted to their face value over the period of the loan plus one to five years subsequent to the estimated repayment date of the loan. The balances are included in other assets in the CFS balance sheets and the annual accretion is included in interest and dividend income in the CFS statements of operations.

Income Taxes
The Companies are corporations and are subject to federal, state and local income taxes, which are reflected in the CFS. The Companies account for income taxes under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized based upon the differences arising from the carrying amounts of the subsidiaries' assets and liabilities for tax and financial reporting purposes, and for operating losses that are available to offset future taxable income, using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change in tax rates is enacted. A valuation allowance is established when it is determined that it is more likely than not that some portion of the deferred tax assets will not be realized.

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Notes to Combined Financial Statements

December 31, 2007, 2006 and 2005

(in thousands)

Interest Rate Swaps
During 2006, the Companies together with their Parent and affiliates entered into interest rate swap agreements that do not qualify as cash flow hedges in accordance with Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." The changes in fair value for these interest rate swaps are recognized as an adjustment to interest expense in the CFS statements of operations (see Note 7).

Recent Accounting Pronouncements

In June 2007, the FASB ratified the consensus reached on Emerging Issues Task Force Issue No. 06-03 How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That is, Gross versus Net Presentation) (“EITF 06-03”).  The EITF reached a consensus that the presentation of taxes on either a gross or net basis is an accounting policy decision that requires disclosure.  EITF 06-03 is effective for the first interim or annual reporting period beginning after December 15, 2007.  The Companies are currently evaluating the impact, if any, that the adoption of EITF 06-03 may have on its financial statements.

In July 2007, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of SFAS no. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income tax positions that the Companies have taken or expect to take with respect to a tax return. In October 2008, the FASB delayed the implementation of FIN48 for all nonpublic companies until fiscal years beginning after December 15, 2008.  The Companies are currently evaluating the impact, if any, that the adoption of FIN No 48 will have on its combined financial statements and disclosures.

In September 2007, the Financial Accounting Standards Board issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value under Generally Accepted Accounting Principles, and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after December 15, 2007. The Companies are currently evaluating the impact that the adoption of SFAS No. 157 will have on its financial position, results of operations and cash flows.

3.	Parent Disposition of Affiliated Entity

On October 31, 2007, the Parent sold the capital stock of an entity affiliated with the Companies, which was a co-borrower with the Companies in their long term debt arrangements.  (See note 6). $48,757 of the proceeds was used to repay the First Lien Credit Facilities (see note 6) attributed to the affiliated entity that was sold, and $4,000 was used to repay the First Lien Credit Facilities  attributed to the Companies.

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Notes to Combined Financial Statements

December 31, 2007, 2006 and 2005

(in thousands)

4.	Property, Plant and Equipment, Net

Property, plant and equipment, net was comprised of the following as of December 31:

	2007	2006	2005

Land and buildings	$2,604	$2,519	$2,518
Central office equipment	26,121	24,111	22,711
Outside communications plant	15,524	14,852	14,357
Computer and office equipment	2,445	2,226	1,793
Furniture, vehicles and other	1,693	1,608	1,703
Construction in progress	1,241	983	212

	49,628	46,299	43,294
Less accumulated depreciation and amortization	(26,093)	(22,242)	(18,789)

Total property, plant and equipment, net	$23,535	$24,057	$24,505

Depreciation expense on property, plant and equipment amounted to $4,011, $3,775, and $3,568 in 2007, 2006, and 2005 respectively.

The Companies had $0, $169, and $516 in equipment under capital leases in 2007, 2006, and 2005 respectively.

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Notes to Combined Financial Statements

December 31, 2007, 2006 and 2005

(in thousands)

5.       Intangible Assets

 Intangible assets subject to amortization consist of:

2007	Cost	Amortization	Net

Customer bases	$17,391	$8,563	$8,828
Trade names	1,547	276	1,271
Other intangible assets	$18,938	$8,839	$10,099

Covenants not-to-compete	$25	$19	$6

2006
Customer bases	$17,391	$7,042	$10,349
Trade names	1,547	232	1,315
Other intangible assets	$18,938	$7,274	$11,664

Covenants not-to-compete	$25	$14	$11

2005
Customer bases	$17,391	$5,521	$11,870
Trade names	1,547	188	1,359
Other intangible assets	$18,938	$5,709	$13,229

Covenants not-to-compete	$25	$9	$16

Amortization expense amounted to $1,570, in each of 2007, 2006, and 2005. Estimated amortization expense for the next five years and thereafter approximates:

2008	$1,570
2009	1,566
2010	1,565
2011	1,475
2012	435
Thereafter	3,494

$10,105

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Notes to Combined Financial Statements

December 31, 2007, 2006 and 2005

(in thousands)

6.	Long-Term Debt

On July 15, 2005 the Companies, together with the Parent, Mgmt, and an affiliate entered into credit agreements (the “RBS Agreements”) for senior credit facilities with the Royal Bank of Scotland PLC, as agent (“RBS”). The RBS Agreements provided for First Lien Credit Facilities of $78,000 and Second Lien Credit Facilities of $40,000. The First Lien Credit Facilities included a Term Facility of $68,000 and a Revolving Credit Facility of $10,000. The Second Lien Credit Facilities consisted entirely of a Term Facility of $40,000. The total proceeds of $108,000 advanced under the Term Facilities were used to repay borrowings in the amount of $81,667, to pay a dividend to the Parent (paid solely from PTH), and a further distribution to the Parent's Members, in the amount of $25,000, and pay financing costs of $1,333. Additionally financing costs of $1,593 were paid from cash on hand. The Revolving Credit Facility is available for general corporate purposes, and no amounts were advanced during 2005, 2006 and 2007. Borrowings under the RBS Agreements are collateralized by the assets and the joint and several guarantees of PTH, WH, GH, Mgmt, CDI, CRC Maine, and the Parent, as well as the unconditional guarantees of Pine Tree, Saco River, War and Granby. No assets of Pine Tree, Saco River, War and Granby have been pledged as collateral.

At the Parent's sole discretion, debt has been allocated among GH, PTH, and WH, on a pro rated basis generally in accordance with the operating earnings of the respective subsidiaries. The liability for the debt, however, is joint and several among the co-borrowers regardless of the allocation.

As of August 23, 2006 the RBS Agreements were amended to provide for an increase in the First Lien Credit Facilities of $18,000 which increased that term Facility to $82,810, net of repayments (the “Amended RBS Agreements”).  There was no change in the Second Lien Credit Facilities of $40,000 or the Revolving Credit Facility of $10,000.  The total additional proceeds advanced in the amount of $18,000 under the amended First Lien Term Facility were used to pay a dividend to the Parent (paid solely from an affiliate of the Companies), and a further distribution to the Parent's Members, in the amount of $18,000. In connection with this borrowing, financing costs of $1,083 were paid from cash on hand.

As of October 31, 2007 the RBS Agreements were amended to permit the sale of an affiliated company and its subsidiaries (see note 3).  $52,757 of the proceeds of that sale was used to prepay the First Lien Credit Facilities.

Borrowings under the First Lien Credit Facilities bear interest at a variable rate selected by the Company equal to RBS’s national variable rate or the adjusted LIBOR plus a LIBOR margin which was amended to be 3.00% depending upon the leverage ratio as defined in the RBS Agreements (4.91x at December 31, 2007). Interest payments are due quarterly.

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Notes to Combined Financial Statements

December 31, 2007, 2006 and 2005

(in thousands)

Borrowings under the Second Lien Credit Facilities bear interest at a variable rate selected by the Company equal to RBS's national variable rate or the adjusted LIBOR plus a LIBOR margin of 7.75% depending upon the leverage ratio as defined in the RBS Agreements (4.91x at December 31, 2007). Interest payments are due quarterly.

The outstanding balance of the First Lien Term Facility was $26,447, $32,156, and $28,556 at December 31, 2007, 2006, and 2005, respectively. The loan is due in quarterly principal payments of $550, plus interest, with the balance due at the maturity date of July 2012.

The outstanding balance of the Second Lien Term Facility was $40,000 at December 31, 2007, 2006, and 2005, respectively. No principal payments are due until the loan matures in July 2013.

The Companies were allocated, on a pro rated basis, financing costs in connection with these borrowings totaling $2,218 which are recorded as deferred financing costs, net in the combined balance sheets and amortized to interest expense over the life of the RBS agreements. Total amortization of all prior deferred financing costs attributable to the Companies was $287, $253, and $156 for the years ended December 31, 2007, 2006, and 2005, respectively.

The terms of the Amended RBS Agreements include various covenants related to debt, interest and cash flow coverage (as defined).  The Companies were in compliance with all covenants at December 31, 2007, and have been since the inception of the Credit Facilities.

In connection with the repayments of debt in 2005, $650 of unamortized deferred financing costs related to those borrowings were reflected as loss on extinguishment of debt in the combined statements of operations in 2005.

Under the terms of the RBS Agreements, the Companies were required to enter into an agreement to purchase interest rate protection on 50% of its outstanding indebtedness for a period of not less than two years commencing on or before October 15, 2006 This provision continued under the Amended RBS Agreements (see Note 7).

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Notes to Combined Financial Statements

December 31, 2007, 2006 and 2005

(in thousands)

Annual maturities of long-term debt as of December 31, 2007 are as follows:

2008	$2,200
2009	2,200
2010	2,200
2011	2,200
2012	17,647
Thereafter	40,000
66,447

Less current portion	2,200

Long-term debt, excluding current portion	$64,247

Patronage Dividends

In 2005 the proceeds of the borrowings made pursuant to the RBS Agreements were used to repay loans to CoBank. CoBank continued to be a participating lender under the RBS Agreements until 2006. In accordance with the CoBank Capital Plan, during the years it was a borrower the Company received non-cash patronage capital certificates and dividends paid in cash on an annual basis, based on CoBank’s earnings. The non-cash patronage dividends accrete on an annual basis and will be redeemed at their face value over a period from one to five years subsequent to the repayment of the debt, currently estimated to be 2012. Total accretion recorded during 2007, 2006, and 2005 was $88, $87, and $74, respectively. Total certificates received through December 31, 2007 amounted to a face value of $1,327 and a recorded present value of $747.

7.	Interest Rate Swap

Under the terms of the RBS Agreements and as amended in August 2006 (refer to Note 6), the Companies were required to purchase interest rate protection on at least 50% of its outstanding indebtedness (notional amount).  The Companies met this requirement by entering into an interest rate swap agreement (the Swap Agreement). The Swap Agreement is a derivative financial instrument dated as of, and maturing at, different times than the variable rate loan. The notional amount of the Swap Agreement does not represent actual amounts exchanged by the parties and, thus, are not a measure of the exposure of the Companies through its use of derivatives. The amounts exchanged are calculated by reference to the notional amounts and by other terms of the derivatives.

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Notes to Combined Financial Statements

December 31, 2007, 2006 and 2005

(in thousands)

In connection with the 2006 amended RBS Agreement (refer to Note 6), the Companies and their affiliates entered into a Swap Agreement on September 22, 2006 with RBS Greenwich Capital (the “Counterparty”), whereby for a period of four years the Companies would pay an amount equal to the positive difference between a fixed rate of 4.48% and the quoted 90-day LIBOR rate on a quarterly basis, or, conversely, would receive in payment an amount equal to the negative difference between a fixed rate of 4.48% and the quoted 90-day LIBOR rate on a quarterly basis. The Counterparty may elect to terminate the transaction on December 31, 2008.  The Companies recognize, in the combined statements of operations, the amounts related to the Swap Agreement as quarterly payments become due. Credit loss from Counterparty nonperformance is not anticipated. The Swap Agreement does not qualify as a hedge and therefore the income and losses are recognized as an adjustment to interest expense in the combined statements of operations. The following outlines the significant terms of the Swap Agreement:

Variable	Fixed Interest	December 31, 2007	December 31, 2006
Loan Rate %	Rate Swap Rate %	Notional Amount	Notional Amount	Date Entered
LIBOR	4.48%	$63,000	$63,000	September 22, 2006

The fair values of the Swap agreements were approximately $1,354 (liability), $391 (asset), and $85 (liability) as of December 31, 2007, 2006, and 2005, respectively, and are recorded in other liabilities and other assets in the combined balance sheets.

8.	Commitments

The Company leases office space and office equipment under noncancelable operating leases. Total rent expense under these operating leases was approximately $262, $272, and $256 for 2007, 2006 and 2005, respectively.

Future minimum lease payments under noncancelable operating leases at December 31, 2007 are as follows:
2008	$235
2009	230
2010	211
2011	51
2012	51
Thereafter	273

Total minimum lease payments	$1,051

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Notes to Combined Financial Statements

December 31, 2007, 2006 and 2005

(in thousands)

9.	Capital Leases

Saco River had a capital lease agreement extending through December 2007 with Farm Credit Leasing, an affiliate of CoBank, to finance, in part, the purchase of furniture, a phone system, and electronic switching equipment. These leases matured in December 2007, and a final payment to purchase the assets was made in the amount of $41.

PTH had a capital lease agreement which matured in May 2007 with Farm Credit Leasing, an affiliate of CoBank, to finance, in part, the purchase of central office switching equipment.

There are no future capital lease obligations at December 31, 2007.

10.	Employee Savings Plan and Benefit Obligations

The Company has a defined contribution 401(k) plan which includes discretionary Company matching contributions of up to 3% of a participant's annual compensation. The match for 2007, 2006, and 2005 approximated $115, $104 and $113, respectively.

In connection with the Company's purchase of Pine Tree, Pine Tree entered into contractual agreements with certain of its employees. These agreements provided that such employees, upon retirement, would receive a retirement benefit equal to what they would have received under the prior defined benefit plan, offset by their accrued benefit up to the time of Plan termination and further offset by the annuitized value at the time of their retirement of any other benefit arising out of a qualified Company plan and attributable to contributions made by the Company. Prior to 2006, all such contractual agreements, with the exception of one, were settled. In 2006, the Company began making payments under the remaining contractual agreement which was paid in full in 2007. The accrued liability for this agreement at December 31, 2006 and 2005 was $157 and $185, respectively.

11.	Accrued Severance Pay

Granby has total accrued severance pay of $101, $350, and $550 recorded at December 31, 2007, 2006, and 2005, respectively, payable to a successor of a former shareholder of Granby. Payments due in 2008 are recorded in accrued expenses and other current liabilities in the balance sheet at December 31, 2007.

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Notes to Combined Financial Statements

December 31, 2007, 2006 and 2005

(in thousands)

12.	Related Party Transactions

Mgmt, an affiliate, provides certain management services to the Companies, which include executive, financial and accounting services. The Companies incurred costs of $1,548 in 2007, $1,284 in 2006 and $1,786 in 2005, which are included in corporate operations expenses in the combined statements of operations. The Companies’ cash balance is swept daily to its Parent’s bank account, and is included in amounts due to/from affiliate in the combined balance sheets.  Amounts due to (from) affiliates in stockholder's equity were $5,858 in 2007, $5,198 in 2006 and $2,361 in 2005.

13.	Income Taxes

The Parent is treated as a partnership for income tax purposes and does not file a consolidated tax return with its subsidiaries. On an aggregate basis, the income tax provision (benefit) from continuing operations of the Companies consists of the following:

	2007	2006	2005
Current tax provision	$22	$11	39
Deferred tax provision	(191)	730	754
Valuation allowance reversal	-	-	(2,643)
Total income tax provision (benefit)	$(169)	$741	$(1,850)

The difference between the United States federal statutory tax rate and the subsidiaries' aggregate effective tax rate is primarily due to certain net operating losses, state taxes and other non-deductible items.

Deferred taxes consist of the following:
	2007	2006	2005
Deferred tax assets
Net operating loss carryforwards	$3,380	$4,097	$5,076
Other	1,000	307	674
Total deferred tax assets	$4,380	$4,404	$5,750

Deferred tax liabilities
Depreciation and amortization	$6,864	$7,234	$7,876
Total deferred tax liabilities	6,864	7,234	7,876

Net deferred tax liability	$(2,484)	$(2,830)	$(2,126)

COMBINED FINANCIAL STATEMENTS OF GRANBY HOLDINGS, INC. (and subsidiary),
PINE TREE HOLDINGS, INC. (and subsidiaries), and WAR HOLDINGS, INC. (and subsidiary)

Notes to Combined Financial Statements

December 31, 2007, 2006 and 2005

(in thousands)

At December 31, 2007, the Companies had federal NOL carryforwards which aggregated approximately $8,633, available to reduce future taxable income. These NOLs will begin to expire, if not utilized, by December 31, 2020. The NOL carryforward was approximately $10,420, and $12,851 at December 31, 2006 and 2005, respectively. United States tax laws limit the annual utilization of NOL carryforwards of acquired entities. The Company does not expect these limitations to materially impact the future utilization of such tax loss carryforwards.

At December 31, 2004, CRC Communications, Inc. and its subsidiaries provided a valuation allowance for the full amount of their aggregated net deferred tax asset of $2,643 since utilization of any future benefit from deductible temporary differences and net operating loss ("NOL") carryforwards could not be sufficiently assured at that date. Based on the results of 2005 and expected taxable income for future periods, the Company has reversed these valuation allowances in the income tax (benefit) provision in 2005. Although utilization is not assured, the Company has concluded that it is more likely than not that all deferred tax assets,  for which a valuation allowance was determined to be unnecessary, will be realized in the ordinary course of operations based on the expected reversals of taxable temporary differences and projected income from operating activities.

14.	Supplemental Cash Flow Disclosure

	2007	2006	2005

Cash paid during the period for interest	$4,154	$6,840	$6,778

Cash paid for taxes, net of refunds	$43	$167	$54

15.	Regulatory Matters

The Companies are subject to various legal and regulatory matters occurring in the ordinary course of business. Management does not believe any of these matters will have a significant effect on the Companies' financial positions or results of operations and, accordingly, no provision for any liability that may result from these matters has been made by the Company.

16.	Subsequent Events

On August 7, 2008, the Parent signed a definitive agreement to sell all of the outstanding stock in the Companies to Otelco, Inc., a publicly traded telecommunications company headquartered in Alabama, for approximately $101,000. The transaction is expected to close during the fourth quarter of 2008.

On January 16, 2008, Granby was notified by the Universal Service Administrative Company (“USAC”) that it had been randomly selected for an examination of compliance with FCC rules in relation to disbursements received as a beneficiary of the High Cost Program of the Universal Service Fund. Granby was informed that the examination would be performed under the direction of the Office of the Inspector General (“OIG”) of the FCC by an outside audit firm and would cover disbursements received during the period July 1, 2006 through June 30, 2007. Examination procedures commenced on February 18, 2008 by the audit firm; however, the firm subsequently withdrew from the engagement without comment and the results of the examination are unknown at this time.